                                                                    EXHIBIT 99.1

                    [COMMUNITY SHORES BANK CORPORATION LOGO]

      COMMUNITY SHORES REPORTS 11.3% INCREASE IN SECOND QUARTER NET INCOME

MUSKEGON, Mich., July 20 -- Community Shores Bank Corporation (OTC Bulletin
Board: CSHB), Muskegon's only locally-headquartered independent community banking organization, today reported second quarter 2004 net income of $154,316 compared with $138,685 earned in the second quarter of 2003, an increase of 11.3%. Diluted earnings per share were $0.11, compared with $0.10 for the year-ago quarter, an increase of 10%. Per share results were impacted by a 2.6% increase in average shares outstanding to 1,467,309.

For the first six months of 2004, net income was $323,365 compared to $648,146 for the prior-year period. Earnings for the 2003 period included a tax benefit of $327,184 taken for the effect of prior losses accumulated during the first seven quarters of operation. Pre-tax income was $490,167, a 24.6% increase over the $393,430 for the first six months of 2003. Diluted earnings per share were $0.22, compared to $0.47 for the year-ago quarter. Per share results were affected by the tax benefit and a 4.1% increase in average shares outstanding to 1,447,594.

Jose A. Infante, Chairman, President and CEO, stated, "We experienced solid earnings growth this quarter, a combination of modest revenue gains coupled with controlled expense growth. We have several large loans in our pipeline; however, loan growth this quarter has been tempered by the competitive environment in which we are operating. Our local economy continues to strengthen, and we are well-positioned for the rising rate environment. These factors contribute to our positive outlook for the remainder of 2004. Further, our infrastructure positions us for additional growth opportunities as they arise."

Total revenue, consisting of net interest income and non-interest income excluding gains/losses on the sale of securities, was $1.8 million for the second quarter of 2004, an increase of 0.6% over the second quarter of 2003. Net interest income increased 2.2% to $1.5 million, reflecting a 2 basis point increase in the net interest margin to 3.29% partially offset by a 0.4% decline in average earning assets. Mr. Infante continued, "We are pleased in the stability of our net interest margin compared to last year. This reflects a combination of events. On the positive side, we reinvested the proceeds of investment securities into higher-yielding loans, and $13 million in seasonal municipal deposits, which we were holding in cash, were withdrawn during the second quarter. These improvements to net interest income were offset by the effect of the 25 basis point decline in the average prime rate during the course of the last twelve months, as a result

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of our asset-sensitive balance sheet. We are looking forward to reaping the benefits of this asset-sensitive position as rates begin to rise."

Non-interest income for 2004's second quarter was $272,055 compared with $282,674 for the year-ago quarter; excluding securities gains and losses, non-interest income was $261,132 this quarter, a decline of 7.6%. The Company experienced strong growth in service charges on deposit accounts, up 14.3%, and other income, up 11.9%, compared with last year's second quarter. However, these improvements were more than offset by lower mortgage-related fees.

The Company maintained its strong expense discipline; non-interest expense totaled $1.4 million for the second quarter of 2004, 0.6% higher than the second quarter of 2003. Salaries and employee benefits rose $36,414, or 4.8%, accounting for the largest dollar increase; the increase reflected the addition of four FTE employees. The efficiency ratio was relatively unchanged from the year-ago quarter at 78.02%.

At June 30, 2004, assets were $184.4 million compared to $185.6 million twelve months ago. Loans held for investment grew 7.1%, or $10.6 million, to $160.8 million. This growth was offset by a 36.0%, or $11.6 million, decline in securities, cash and cash equivalents. Mr. Infante commented, "Our loan pipeline remains strong, but we experienced higher than normal payoffs due to our decision not to compete solely on the basis of price. As part of our efforts to rebalance the earning assets portfolio, loan growth was partially funded with the liquidation of investment securities." In spite of the large withdrawal of municipal funds, the Company experienced 3.1% growth in deposits, to $152.5 million.

Community Shores' asset quality remains strong; however, Mr. Infante stated that, "During the quarter, we added additional reserves as a conservative measure, on a few watch list credits. This decision impacted earnings relative to the prior two quarters." Past-due and non-accrual loans were 0.60% of loans at June 30, 2004, down from 0.66% of total loans twelve months ago and up from 0.47% of loans for the linked quarter. Annualized net charge-offs for the second quarter of 2004 were $8,000, or 0.02% of average loans, down from $51,000, or 0.14%, for the year-ago quarter. The allowance for loan and lease losses was 1.29% of total loans at June 30, 2004.

Shareholders' equity totaled $12.8 million at June 30, 2004, up $359,424 from twelve months ago. Mr. Infante noted, "After fifteen profitable quarters, we achieved another important milestone. We have earned back all of our prior period losses and retained earnings are now positive." Community Shores remains a "well- capitalized" institution; Tier I capital was 6.78% for the quarter-end compared with 6.58% twelve months ago. Shares outstanding at period-end were 1,430,000.

About the Company

With $184 million in assets, Community Shores Bank Corporation is the only independent community banking organization headquartered in Muskegon. The Company serves businesses and consumers in the western Michigan counties of

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Muskegon and Ottawa from three branch offices. Community Shores Bank opened for business in January, 1999, and has achieved fifteen consecutive quarters of profitability.

Forward Looking Statement

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by Community Shores with the Securities and Exchange Commission. Community Shores undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Jose A. Infante, Chairman, President and CEO, +1-231-780-1800, or jinfante@communityshores.com, or Tracey Welsh, Senior Vice President and CFO, +1-231-780-1847, or twelsh@communityshores.com, both of Community Shores Bank Corporation;

Media, Linda Margolin of Margolin & Associates, Inc.,
+1-216-765-0953, or Lmm@margolinIR.com/


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                          COMMUNITY SHORES CORPORATION
                       CONSOLIDATED FINANCIAL HIGHLIGHTS

                                                                                      QUARTERLY
                                                       -----------------------------------------------------------------------
                                                           2004           2004           2003          2003           2003
(dollars in thousands except per share data)             2ND QTR        1ST QTR        4TH QTR       3RD QTR        2ND QTR
                                                       -------------  -------------  ------------- -------------  ------------
EARNINGS
     Net interest income                                      1,497          1,506          1,473         1,505          1,465
     Provision for loan and lease losses                        158             57             38            94            173
     Noninterest income                                         272            219            260           246            283
     Noninterest expense                                      1,372          1,416          1,344         1,380          1,363
     Pre tax income                                             239            251            351           277            211
     Net Income                                                 154            169            233           183            139
     Basic earnings per share                          $       0.11   $       0.12   $       0.16  $       0.13   $       0.10
     Diluted earnings per share                        $       0.11   $       0.12   $       0.16  $       0.13   $       0.10
     Average shares outstanding                           1,430,000      1,430,000      1,430,000     1,430,000      1,430,000
     Average diluted shares outstanding                   1,467,309      1,462,778      1,435,362     1,431,804      1,430,000

PERFORMANCE RATIOS
     Return on average assets                                 0.32%          0.35%          0.51%         0.40%          0.30%
     Return on average common equity                          4.75%          5.26%          7.43%         5.91%          4.51%
     Net interest margin                                      3.29%          3.31%          3.38%         3.40%          3.27%
     Efficiency ratio                                        78.02%         81.31%         77.58%        78.81%         78.01%
     Full-time equivalent employees                              51             50             50            50             47
CAPITAL
     Average equity to average assets                         6.79%          6.75%          6.92%         6.71%          6.64%
     Tier 1capital to average assets                          6.78%          6.71%          6.96%         6.71%          6.58%
     Book value per share                              $      8.93    $      9.02    $      8.84   $      8.68    $      8.68

ASSET QUALITY
     Gross loan charge-offs                                      13             86             72           178            174
     Net loan charge-offs                                         8             67             42           167             51
     Net loan charge-offs to avg loans (annualized)           0.02%          0.17%          0.11%         0.45%          0.14%
     Allowance for loan and lease losses                      2,067          1,917          1,928         1,932          2,004
     Allowance for losses to total loans                      1.29%          1.22%          1.29%         1.32%          1.33%
     Past due and nonaccrual loans (90 days)                    960            739            960         1,126            989
     Past due and nonaccrual loans to total loans             0.60%          0.47%          0.64%         0.77%          0.66%
     Other real estate and repossessed assets                   433            429            473           304            119

END OF PERIOD BALANCES
     Loans                                                  160,774        156,696        149,950       146,169        150,136
     Total earning assets                                   177,604        180,916        176,488       173,794        177,366
     Total assets                                           184,437        201,239        184,104       183,185        185,621
     Deposits                                               152,465        169,588        150,167       141,797        147,858
     Shareholders' equity                                    12,765         12,902         12,636        12,408         12,406

AVERAGE BALANCES
     Loans                                                  159,753        155,275        147,825       149,460        150,357
     Total earning assets                                   178,186        181,801        174,172       176,895        178,888
     Total assets                                           190,818        190,552        181,304       184,700        185,464
     Deposits                                               158,991        158,264        142,310       144,512        147,086
     Shareholders' equity                                    12,955         12,857         12,540        12,392         12,316



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                       COMMUNITY SHORES BANK CORPORATION
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)




                                                             THREE MONTHS     THREE MONTHS      SIX MONTHS     SIX MONTHS
                                                                ENDED             ENDED           ENDED          ENDED
                                                               06/30/04         06/30/03         06/30/04       06/30/03
                                                           ----------------- ----------------  -------------  -------------
INTEREST AND DIVIDEND INCOME
Loans, including fees                                      $      2,317,827  $     2,314,905   $  4,601,650   $  4,610,404
Securities (including FHLB dividends)                               126,590          225,550        300,307        473,303
Federal funds sold and other interest income                         11,507            7,057         25,294         18,926
                                                           ----------------- ----------------  -------------  -------------
     Total interest income                                        2,455,924        2,547,512      4,927,251      5,102,633
INTEREST EXPENSE
Deposits                                                            809,318          900,012      1,626,311      1,787,879
Repurchase agreements and federal funds purchased
     and other debt                                                  26,128           56,182         54,298        134,102
Federal Home Loan Bank advances and notes payable                   123,306          126,757        243,841        262,427
                                                           ----------------- ----------------  -------------  -------------
     Total interest expense                                         958,752        1,082,951      1,924,450      2,184,408

NET INTEREST INCOME                                               1,497,172        1,464,561      3,002,801      2,918,225
Provision for loan losses                                           158,397          173,000        215,274        361,990
                                                           ----------------- ----------------  -------------  -------------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES               1,338,775        1,291,561      2,787,527      2,556,235
Noninterest income
Service charges on deposit accounts                                 167,290          146,345        327,219        275,518
Mortgage loan referral fees                                          15,449            7,201         35,579         12,386
Gain on sale of loans                                                 9,303           67,364         14,588        116,678
Gain (loss) on disposition of securities                             10,923                0         (6,600)        62,681
Other                                                                69,090           61,764        119,988        114,769
                                                           ----------------- ----------------  -------------  -------------
     Total noninterest income                                       272,055          282,674        490,774        582,032

Noninterest expense
Salaries and employee benefits                                      789,410          752,996      1,570,950      1,521,787
Occupancy                                                            74,559           74,633        154,650        150,453
Furniture and equipment                                              90,542          112,255        182,450        227,532
Advertising                                                          12,688           17,914         39,181         40,269
Data Processing                                                      79,769           75,550        156,148        147,644
Professional services                                                92,186           78,849        213,130        145,803
Other                                                               232,729          250,885        471,625        511,349
                                                           ----------------- ----------------  -------------  -------------
     Total noninterest expense                                    1,371,883        1,363,082      2,788,134      2,744,837

INCOME BEFORE INCOME TAXES                                          238,947          211,153        490,167        393,430
Federal income tax expense (benefit)                                 84,631           72,468        166,802       (254,716)
                                                           ----------------- ----------------  -------------  -------------
NET INCOME                                                 $        154,316  $       138,685   $    323,365   $    648,146
                                                           ================= ================  =============  =============

Weighted average shares outstanding                               1,430,000        1,430,000      1,430,000      1,390,221
                                                           ================= ================  =============  =============
Diluted average shares outstanding                                1,467,309        1,430,000      1,447,594      1,390,221
                                                           ================= ================  =============  =============
Basic income per share                                     $           0.11  $          0.10   $       0.23   $       0.47
                                                           ================= ================  =============  =============
Diluted income per share                                   $           0.11  $          0.10   $       0.22   $       0.47
                                                           ================= ================  =============  =============


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                       COMMUNITY SHORES BANK CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CONDITION


                                                                      JUNE 30,        DECEMBER 31,        JUNE 30,
                                                                       2004              2003              2003
                                                                    (UNAUDITED)        (AUDITED)        (UNAUDITED)
                                                                 ----------------  ----------------  ----------------
ASSETS
Cash and due from financial institutions                         $     3,785,525   $     4,751,416   $     5,403,197
Interest-bearing deposits in other financial institutions                404,420           138,609            60,779
Federal funds sold                                                             0         1,700,000         1,000,000
                                                                 ----------------  ----------------  ----------------
     Total cash and cash equivalents                                   4,189,945         6,590,025         6,463,976

Securities
   Available for sale                                                 15,872,080        24,025,008        25,329,814
   Held to maturity                                                      464,548           249,047           294,635
                                                                 ----------------  ----------------  ----------------
     Total securities                                                 16,336,628        24,274,055        25,624,449

Loans held for sale                                                       89,000                --           545,300

Loans                                                                160,773,838       149,950,085       150,135,690
Less: Allowance for loan losses                                        2,067,443         1,927,756         2,004,118
                                                                 ----------------  ----------------  ----------------
     Net loans                                                       158,706,395       148,022,329       148,131,572

Federal Home Loan Bank stock                                             425,000           425,000           425,000
Premises and equipment,net                                             2,578,284         2,653,906         2,749,189
Accrued interest receivable                                              619,047           620,138           634,336
Other assets                                                           1,492,989         1,518,689         1,047,673
                                                                 ----------------  ----------------  ----------------
     Total assets                                                $   184,437,288   $   184,104,142   $   185,621,495
                                                                 ================  ================  ================

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
     Non interest-bearing                                        $    13,208,299   $    13,122,112   $    13,635,800
     Interest-bearing                                                139,256,845       137,045,341       134,222,688
                                                                 ----------------  ----------------  ----------------
          Total deposits                                             152,465,144       150,167,453       147,858,488

Federal funds purchased and repurchase agreements                      9,540,566        11,915,282        14,086,235
Federal Home Loan Bank advances                                        6,000,000         6,000,000         8,000,000
Notes payable                                                          2,950,000         2,550,000         2,550,000
Accrued expenses and other liabilities                                   716,216           835,706           720,834
                                                                 ----------------  ----------------  ----------------
     Total liabilities                                               171,671,926       171,468,441       173,215,557

Shareholders' Equity
     Preferred Stock, no par value: 1,000,000 shares
       authorized and none issued                                              0                 0                 0
     Common Stock, no par value: 9,000,000 shares authorized,
     1,430,000 issued                                                 12,922,314        12,922,314        12,922,314
     Retained earnings (deficit)                                          19,501          (303,865)         (719,765)
     Accumulated other comprehensive income (loss)                      (176,453)           17,252           203,389
                                                                 ----------------  ----------------  ----------------

     Total shareholders' equity                                       12,765,362        12,635,701        12,405,938
                                                                 ----------------  ----------------  ----------------
     Total liabilities and shareholders' equity                  $   184,437,288   $   184,104,142   $   185,621,495
                                                                 ================  ================  ================
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